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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement of Pegasus Communications Corporation on Form S-4 (File No. 333-44929) of our report dated February 26, 1998 on our audits of the consolidated financial statements of Pegasus Communications Corporation as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the captions "Experts" and "Pegasus Selected Historical and Pro Forma Consolidated Financial Data."


                                           /s/ Coopers & Lybrand L.L.P.
                                           -------------------------------------
                                           COOPERS & LYBRAND L.L.P.





Philadelphia, Pennsylvania
April 13, 1998